EXHIBIT 2

                            ASSET EXCHANGE AGREEMENT

     This Asset Exchange Agreement is entered into as of October 29, 1996 between NORTH AMERICAN RESORTS, INC., a Colorado Corporation, ("North American") and CHANNEL AMERICA BROADCASTING, INC., formerly EVRO Corporation, a Florida Corporation, ("Channel America").

                                   WITNESSETH

     WHEREAS, North American owns certain items of artwork which are listed on Exhibit A attached hereto (the "Artwork");

     WHEREAS, North American would like to sell the Artwork and Channel America would like to acquire the Artwork; and

     WHEREAS, North American would like to diversify its holdings by acquiring a stock interest in Channel America.

     NOW THEREFORE, in consideration of the premises, the sum of One Dollar ($1.00) each to the other in hand paid, the receipt of which is hereby acknowledged, and terms, conditions, covenants, and agreements hereinafter set forth, the parties hereto agree as follows:

     1. SALE OF ARTWORK. North American agrees to sell, convey, transfer, assign, and deliver to Channel America, and Channel America agrees to purchase, acquire and accept the Artwork free and clear of all liens.

     2. PURCHASE PRICE. The total purchase price for the Artwork being conveyed is One Million Dollars ($1,000,000.00) subject to downward adjustment as provided below ("Purchase Price"). If the Artwork appraises pursuant to subparagraph 11(b) below for less than One Million Dollars ($1,000,000.00) then the Purchase Price shall be reduced to the appraised value of the Artwork.

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     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Channel
America issuing to North American that number of shares of Series C Convertible Preferred Stock, no par value with a stated value of Ten Dollars ($10.00) ("Preferred Shares") of Channel America, which has an equivalent value to the Purchase Price. The number of Preferred Shares constituting full purchase price will be determined in accordance with the following formula:

         Purchase Price/10 (stated value) x 50% (conversion rate to common stock) = # of Preferred Shares to be issued

         For example, if the Purchase Price is $1,000,000, then 50,000 Preferred Shares would be issued, calculated as follows:

         1,000,000/10 x 50% = 50,000 Preferred Shares

     4. DELIVERY OF PREFERRED SHARES. At the Closing, Channel America shall deliver to North American duly issued stock certificate(s) representing that number of Preferred Shares calculated pursuant to Paragraph 3 above, which certificate(s) shall be delivered free and clear of all encumbrances, liens, security interests and restrictions (other than the restrictions imposed by this Agreement and other than a standard Securities Act legend which will appear on all such certificates). The Preferred Shares of Channel America which will be issued to North American, as well as common stock of Channel America which will be issued upon conversion of the Preferred Shares in accordance with Paragraph 5 below (the "Common Shares"), as provided in this Agreement:

         (a) have not been, and with respect to the Common Shares may not have been registered under the Securities Act of 1933, as amended ("1933 Act") or under any state securities laws ("Blue Sky Laws");

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         (b) will be issued by Channel America in reliance upon exemptions from registration under the 1933 Act and applicable Blue Sky Laws;

         (c) may not be resold by the holder thereof unless such shares are registered under the 1933 Act and any applicable Blue Sky Law unless exemptions from such registration requirements are available; and

         (d) will be represented by a certificate(s) which contains the following or a similar legend:

              The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     5. CONVERSION OF PREFERRED SHARES. The Preferred Shares shall be convertible at the holder's option into Common Shares of Channel America which will have the registration rights provided for in Paragraph 6 below. The Preferred Shares shall convert into Common Shares in accordance with the terms of the "Amended Certificate of Designation, Preferences, Rights and Limitation of Series C Convertible Preferred Stock, No Par Value of EVRO Corporation" attached hereto as Exhibit B.

     For example purposes, if the current market rate for common stock of Channel America was $8.00 and 50,000 Preferred Shares were converted, the holder would receive 125,000 Common Shares calculated as follows:


         # of Preferred Shares being converted/Conversion
         Price (which is one-half market value for common stock) x 10 = # Common Shares

         50,000/4.00 x 10 = 125,000 Common Shares

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The holder shall not be required to convert the Preferred Shares.

     6. REGISTRATION REQUIREMENTS.

         (a) COMMITMENT TO REGISTER WITHIN ONE YEAR. Channel America will: (i) upon North American's request, within one year from the date of this Agreement, at its expense, prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-1 under the 1933 Act relating to the resale to the public of the Common Shares held by North American; (ii) use its best efforts to have such Registration Statement become effective as promptly as possible; and (iii) furnish North American with copies of such Registration Statement and any prospectus forming a part thereof as may be necessary in connection with the resale or offering to the public of the Common Shares covered thereby.

         (b) "PIGGYBACK" REGISTRATION RIGHTS. In addition to the registration rights provided above, Channel America will advise North American, at least ten days prior to the filing of any Registration Statement for shares of Channel America of the same class as the Common Shares held by North American, and at North American's request, will include at Channel America's expense in such Registration Statement, North American's Common Shares; provided, however, in the event that North American shall elect not to include its Common Shares in such Registration Statement, Channel America will have no further obligation with respect to the filing of a Registration Statement with respect to the resale and offering to the public of the Common Shares held by North American either pursuant to subparagraph (a) above or otherwise.

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     7. DELIVERY OF ARTWORK. Channel America will take constructive delivery of the Artwork by accepting delivery of the keys to the warehouse in Minnesota where the Artwork is currently located.

     8. REPRESENTATIONS AND WARRANTIES OF NORTH AMERICAN. North American represents and warrants to Channel America with respect to the Artwork that:

         (a) North American has good and marketable title to the Artwork being conveyed hereunder, and has the right to and will convey the same to Channel America free and clear of all liens and encumbrances.

         (b) North American has entered into no other contract to sell, assign or otherwise convey the Artwork or any portion thereof or interest therein.

         (c) The execution and delivery of this Agreement and the conveyance herein contemplated have been, or as of Closing shall have been, duly authorized by the Board of Directors of North American.

         (d) The execution and delivery of this Agreement and the conveyance herein contemplated, do not require shareholder approval.

         (e) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance and/or fulfillment of the terms and provisions hereof, will not violate or conflict with any provisions of North American's Certificate of Incorporation, its Bylaws or any Resolution heretofore adopted and still effective, or result in breach of or constitute a default under the terms, conditions, or provisions of any agreement or instrument of which North American is a party.

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         (f) No representation or warranty made herein by North American nor any statement or certificate given or to be given to Channel America pursuant hereto or with respect to the transactions contemplated hereby, contains or will contain any intentionally untrue statement of material fact or intentionally omit or will intentionally omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         (g) North American has no present intention to dispose of the Preferred Shares being acquired hereunder.

         (h) The foregoing representations and warranties are made by North American with the knowledge and expectation that Channel America is placing complete reliance thereon and all representations and warranties made by North American shall survive Closing.

     9. REPRESENTATIONS AND WARRANTY OF CHANNEL AMERICA. Channel America represents and warrants to North American with respect to the Preferred Shares of Channel America being issued that:

         (a) The execution and delivery of this Agreement and the issuance of the Preferred Shares herein contemplated have been, or as of Closing shall have been, duly authorized by the Board of Directors of Channel America.

         (b) The execution and delivery of this Agreement and the issuance of the Preferred Shares herein contemplated do not require shareholder approval.

         (c) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance and/or fulfillment of the terms and provisions hereof, will not violate or conflict with any provisions of Channel America's Certificate of Incorporation, its Bylaws or any Resolution heretofore adopted and still effective,

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or result in breach of or constitute a default under the terms, conditions, or provisions of any agreement or instrument of which Channel America is a party.

         (d) No representation or warranty made herein by Channel America nor any statement or certificate given or to be given to North American pursuant hereto or with respect to the transactions contemplated hereby, contains or will contain any intentionally untrue statement of material fact or intentionally omit or will intentionally omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     10. RELATIONSHIP WITH AFFILIATED PERSONS. Both parties to this transaction acknowledge that Max P. Cawal is an officer and director of both Channel America and North American.

     11. CONDITIONS PRECEDENT TO CHANNEL AMERICA'S CLOSING HEREUNDER. All obligations of Channel America under this Agreement are subject to fulfillment prior to or as of Closing of each of the following conditions:

         (a) North American shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to Closing.

         (b) North American will have delivered to Channel America an appraisal or valuation of the Artwork prepared by an independent appraiser approved by Channel America and in form and content satisfactory to Channel America which sets forth and certifies to the value of the Artwork.

         (c) Notwithstanding anything herein to the contrary, the contingency set forth in (a) and (b) above must be waived by Channel America or satisfied within three (3) days of

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the signing of this Agreement, otherwise Channel America shall have the right to terminate this Agreement upon written notice to North American.

     12. CONDITIONS PRECEDENT TO NORTH AMERICA'S CLOSING HEREUNDER. All obligations of North American under this Agreement are subject to Channel America having performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to Closing.

     13. CLOSING DATE. For all purposes of this Agreement, the "Closing Date" shall be on or before the 29th day of October, 1996 at the offices of Channel America or at such other place as the parties hereto shall mutually agree. At Closing, the conveyance, transfer, assignment and delivery of the Artwork shall be effected by exchange of the Preferred Shares for a Bill of Sale, the keys referenced in Paragraph 7 above, and related documentation conveying ownership of the Artwork.

     14. NOTICES. All notices, demands and requests required or permitted to be given hereunder shall be deemed duly given if mailed by certified or registered mail, postage prepaid, and pending designation of another address, addressed as follows:

                           North American Resorts, Inc.
                           315 E.Robinson Street #190
                           Orlando, Florida 32801

                           Channel America Broadcasting, Inc.
                           1509 S. Florida Avenue, Suite 3
                           Lakeland, Florida  33803-2293

                           With a copy to:

                           Stephen H. Cohen, Esq.
                           Scolaro, Shulman, Cohen,
                           Lawler & Burstein, P.C.
                           90 Presidential Plaza
                           Syracuse, New York 13202

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     15. ADDITIONAL DOCUMENTS. The parties hereto agree that they will at any time, and from time to time, after the Closing and upon the request of the other, execute, acknowledge, and deliver or cause to be executed, acknowledged and delivered further assignments, transfers, conveyances, powers of attorney, acts, and assurances as may be reasonably required in accordance with this Agreement to more fully effect the transactions contemplated by this Agreement.

     16. SURVIVAL OF WARRANTIES. Each of the covenants, representations and warranties of each of the parties to this Agreement, as contained herein, shall be true and correct as of the Closing Date as though such covenants, representations and warranties were made at and as of such time, except for changes occurring in the ordinary course of business. Each of the parties shall on or before the Closing Date perform all of their undertakings herein in accordance with the terms hereof.

     17. ENTIRE AGREEMENT AND COUNTERPARTS. This Agreement contains the entire Agreement between the parties, superseding in all respects any and all prior oral or written agreements or understandings, and shall be amended or modified only by written instruments signed by both parties hereto. This Agreement may be executed in counterparts and by facsimile signature, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement.

     18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     19. GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the internal laws of the State of Florida without regard to the principals of conflicts of law.

     IN WITNESS WHEREOF, the parties have hereto set their hands and seals the day and date first above written.


                                  NORTH AMERICAN RESORTS, INC.


                                  By:/s/ DONALD MASTROPIETRO
                                     ------------------------------
                                     Donald Mastropietro, President


                                  CHANNEL AMERICA BROADCASTING, INC.


                                  By:/s/ THOMAS L. JENSEN
                                  ---------------------------
                                     Thomas L. Jensen, Chief Executive Officer

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

                                    EXHIBIT A

                                 LIST OF ARTWORK

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


                                    EXHIBIT B

                       AMENDED CERTIFICATE OF DESIGNATION,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF
                      SERIES C CONVERTIBLE PREFERRED STOCK,
                        NO PAR VALUE OF EVRO CORPORATION

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